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Exhibit (a)(10)

AMENDED OFFER TO EXCHANGE ALL OUTSTANDING OPTIONS FOR NEW OPTIONS
(THE "OFFER TO EXCHANGE")

        This supplement constitutes part of the Section 10(a) Prospectus relating to the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan.

December 12, 2003

INTERACTIVE INTELLIGENCE, INC.
AMENDED OFFER TO EXCHANGE ALL OUTSTANDING OPTIONS FOR NEW OPTIONS
(THE "OFFER TO EXCHANGE")

The offer and withdrawal rights expire at 5:00 P.M.,
Indianapolis Time, on December 31, 2003 unless the offer is extended.

        Interactive Intelligence, Inc. is offering eligible employees the opportunity to exchange all outstanding options to purchase shares of our common stock for new options which we will grant under our 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan"). We are making the offer upon the terms and conditions described in this Amended Offer to Exchange (the "Offer to Exchange"), the related memorandum from Stephen R. Head dated December 2, 2003, the Amended Election Form (the "Election Form") and the Amended Notice to Change Election From Accept to Reject (the "Notice to Change Election From Accept to Reject") (which together, as they may be amended from time to time, constitute the "offer" or "program").

        You may only tender options for all or none of the outstanding, unexercised shares subject to an individual option grant. All tendered options accepted by us through the offer will be cancelled as promptly as practicable after 5:00 P.M. Indianapolis Time on the date the offer ends. The offer is currently scheduled to expire at 5:00 P.M., Indianapolis Time, on December 31, 2003 (the "Expiration Date") and we expect to cancel options as soon as possible thereafter. If you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six-month and one day period prior to the cancellation date. Since we currently expect to cancel all tendered options on December 31, 2003, this means that if you participate in the offer, you will also be required to tender all options granted to you on or after June 30, 2003.

        Subject to the terms and conditions of this offer, we will grant the new options on or about the first business day which is at least six months and one day after the date we cancel the options accepted for exchange.

        For any options that are tendered and accepted for exchange and that had a grant date any time before the date that is six months and one day prior to the date that we cancel the options, the number of shares subject to the new options will be equal to one-third of the number of shares subject to the options that are tendered and accepted for exchange, and the new options will become exercisable one-half on each of the first and second anniversaries of the date that the new options are granted. For any options that are tendered and accepted for exchange and that had a grant date within the six-month and one day period prior to the date that we cancel the options, the number of shares subject to the new options will be equal to the number of shares subject to the options that are tendered and accepted for exchange, and the new options will become exercisable in one-third increments on each of the first, second and third anniversaries of the date that the new options are granted, unless such options had an original vesting period of one year or less, in which case such new options will be fully vested on the date of grant.

        The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

        You may participate in the offer if you are an otherwise eligible employee of Interactive Intelligence, Inc. or one of our subsidiaries. Directors are not eligible to participate. In order to receive a new option pursuant to this offer, you must continue to be an employee as of the date on which the new options are granted, which will be at least six months and one day after the date we cancel the tendered options.

        If you tender options for exchange as described in the offer, and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under the 1999 Stock Option Plan.

        The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq Stock Market on the date of grant. However, for employees who live or work in France only, the exercise price per share of the new options will be at least the higher of (i) 100% of the closing price reported by the Nasdaq Stock Market on the date of grant, or (ii) 80% of the average of the closing prices on that market over the twenty (20) trading days before the grant date.

        Each new option will not have a provision providing for accelerated vesting in the event of a change in control of Interactive Intelligence. Therefore, even if an option that you tender and we accept for exchange contained such an accelerated vesting provision upon a change in control, your new option granted under the offer will not contain such a provision.

        Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options for exchange. You must make your own decision whether or not to tender your options.

        Shares of Interactive Intelligence common stock are currently traded on the Nasdaq National Market under the symbol "ININ." On November 28, 2003, the closing price of our common stock reported on the Nasdaq National Market was $5.64 per share.

        We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

        THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        You should direct questions about the offer or requests for assistance or for additional copies of this Offer to Exchange, the memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject to Jessica Auxier at Interactive Intelligence, Inc., 7601 Interactive Way, Indianapolis, IN 46278 (telephone: (317) 715-8507).

IMPORTANT

        If you wish to tender your options for exchange, you must complete and sign the Election Form in accordance with its instructions, and fax or hand deliver it and any other required documents to Jessica Auxier at fax number (317) 715-8507.

        We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and in the related memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Summary Term Sheet

        The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this Offer to Exchange, the memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject because the information in this summary is not complete, and additional important information is contained in the remainder of this Offer to Exchange, the memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject. We have included page references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this summary.

What securities are we offering to exchange?

        We are offering to exchange all outstanding, unexercised options to purchase shares of common stock of Interactive Intelligence that were granted under the 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"), the 1995 Nonstatutory Stock Option Incentive Plan (the "1995 Nonstatutory Plan") or the 1999 Stock Option Plan and are held by eligible employees for new options we will grant under the 1999 Stock Option Plan. (Page 7)

Who is eligible to participate?

        Employees are eligible to participate in the offer if they are employees of Interactive Intelligence, Inc. ("Interactive Intelligence") or one of Interactive Intelligence's subsidiaries as of the date the offer commences and the date on which the tendered options are cancelled. Members of our Board of Directors are not eligible to participate. In order to receive a new option, you must remain an employee as of the date the new options are granted, which will be at least six months and one day after the date we cancel the options accepted for exchange. If Interactive Intelligence does not extend the offer, the new options will be granted on July 2, 2004. (Page 8)

Are employees outside the United States eligible to participate?

        Yes, all employees outside the United States are eligible to participate. However, in some of the non-United States countries in which our employees are located, special considerations may apply due to certain taxation rules applicable in these countries. If you are an employee based outside of the United States, please be sure to read Schedule B—Guide to International Issues attached to this Offer to Exchange. We also recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of this transaction under the laws of the country in which you live and work. (Page 8)

Why are we making the offer?

        We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our company. The offer provides an opportunity for us to offer eligible employees a valuable incentive to stay with our company. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options for new options that will have an exercise price at least equal to the market value of the shares on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for eligible employees and thereby maximize stockholder value. (Page 9)

What are the conditions to the offer?

        The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary. The conditions are described in Section 7 of this Offer to Exchange. (Page 12)

Are there any eligibility requirements that you must satisfy after the expiration date of the offer to receive the new options?

        To receive a grant of new options through the offer and under the terms of the 1999 Stock Option Plan, you must be employed by Interactive Intelligence or one of its subsidiaries as of the date the new options are granted.

        As discussed below, subject to the terms of this offer, we will not grant the new options until on or about the first business day which is at least six months and one day after the date we cancel the options accepted for exchange. If, for any reason, you do not remain an employee of Interactive Intelligence or one of its subsidiaries through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been accepted for exchange. (Page 8)

How many new options will you receive in exchange for your tendered options?

        If you meet the eligibility requirements and subject to the terms of this offer, for any options that you tender that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to one-third of the number of shares subject to such tendered options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to the number of shares subject to such tendered options. (Page 8)

        All new options will be subject to a new option agreement between you and us. You must execute the new option agreement before receiving new options. (Page 9)

When will you receive your new options?

        We will not grant the new options until on or about the first business day which is at least six months and one day after the date we cancel the options accepted for exchange. Our Board of Directors will select the actual grant date for the new options. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of the options, the new options will not be granted prior to July 2, 2004. You must be an employee on the date we are granting the new options in order to be eligible to receive them. (Page 11)

Why won't you receive your new options immediately after the expiration date of the offer?

        If we were to grant the new options on any date which is earlier than six months and one day after the date we cancel the options accepted for exchange, we would be subject to accounting charges. We would be required for financial reporting purposes to treat the new options as variable awards. This means that we would be required to record the non-cash accounting impact of decreases and increases in the company's share price as a compensation expense for the new options issued under this offer. We would have to continue this variable accounting for these new options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least six months and one day, we believe we will not have to treat the new options as variable awards. (Page 12)

If you tender options in the offer, will you be eligible to receive other option grants before you receive your new options?

        No. If we accept options you tender in the offer, you may not receive any other option grants before you receive your new options. We may defer until the grant date for your new options the grant of other options, such as annual, bonus or promotional options, for which you may otherwise be eligible before the new option grant date. We may defer the grant to you of these other options if we determine it is necessary for us to do so to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the offer. Instead, we will issue a promise to grant stock option(s) to you on the date when such grant would no longer subject us to these accounting charges as a result of the exchange offer. However, if you are no longer employed at Interactive Intelligence or one of its subsidiaries on the date of grant of the new options, you will not receive new options even if a Promise to Grant Stock Option(s) has been issued to you. (Page 12)

Will you be required to give up all your rights to the cancelled options?

        Yes. Once we have accepted options tendered by you, your options will be cancelled and you will no longer have any rights under those options. (Page 11)

What will the exercise price of the new options be?

        The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq Stock Market on the date of grant.

        However, for employees who live or work in France only, the exercise price per share of the new options will be at least the higher of (i) 100% of the closing price reported by the Nasdaq National Market on the date of grant, or (ii) 80% of the average of the closing prices on that market over the twenty (20) trading days before the grant date.

        Accordingly, we cannot predict the exercise price of the new options. Because we will not grant new options until on or about the first business day that is at least six months and one day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of your current options. We recommend that you evaluate current market quotes for our shares, among other factors, before deciding whether or not to tender your options. (Page 15)

When will the new options vest?

        For any options that you tender that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, we will grant you new options that will become exercisable one-half on each of the first and second anniversaries of the grant date of such new options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, we will grant you new options that will become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date of such new options, unless such options had an original vesting period of one year or less, in which case such new options will be fully vested on the date of grant.

        However, each new option will not have a provision providing for accelerated vesting in the event of a change in control of Interactive Intelligence. Therefore, even if an option that you tender for exchange contained such an accelerated vesting provision upon a change in control, your new option granted under the offer will not contain such a provision. (Page 15)

What if we enter into a merger or other similar transaction?

        It is possible that, prior to the grant of new options, we might effect or enter into an agreement such as a merger or other similar transaction. The Promise to Grant Stock Option(s) which we will give you is a binding commitment, and any successor to our company will honor that commitment.

        You should be aware that these types of transactions could have substantial effects on our share price, including potentially substantial appreciation in the price of our shares. Depending on the structure of this type of transaction, tendering option holders might be deprived of any further price appreciation in the shares associated with the new options. For example, if our shares were acquired in a cash merger, the fair market value of our shares, and hence the price at which we grant the new options, would likely be a price at or near the cash price being paid for the shares in the transaction, yielding limited or no financial benefit to a recipient of the new options for that transaction. In addition, in the event of an acquisition of our company for stock, tendering option holders might receive options to purchase shares of a different issuer. (Page 9)

Are there circumstances where you would not be granted new options?

        Even if we accept your tendered options, we will not grant new options to you during such time as we are prohibited by applicable law or regulations from doing so. We will use reasonable efforts to avoid the prohibition, but if it is applicable for a period beginning immediately after the first business day that is at least six months and one day after we cancel the options accepted for exchange, then you will not be granted a new option during such time as such prohibition is applicable. (Page 19)

        Also, if you are no longer an employee on the date we grant new options, you will not receive any new options. (Page 8)

If you choose to tender an option which is eligible for exchange, do you have to tender all the shares in that option?

        Yes. We are not accepting partial tenders of each option. However, you may tender the remaining portion of an option which you have partially exercised. Accordingly, you may tender one or more of your option grants, but you may only tender all of the unexercised shares subject to each option or none of those shares. For example and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at $10.00 per share, 700 of which you have already exercised, (ii) an option to purchase 1,000 shares at an exercise price of $20.00 per share and (iii) an option to purchase 2,000 shares at an exercise price of $40.00 per share, you may tender:

  •
  none of your options,

  •
  options with respect to the 300 remaining unexercised shares under the first option grant,

  •
  options with respect to all 1,000 shares under the second option grant,

  •
  options with respect to all 2,000 shares under the third option grant,

  •
  options with respect to two of the three option grants, or

  •
  all options under all three of the option grants.

        You may not tender options with respect to only 150 shares (or any other partial amount) under the first option grant or less than all of the shares under the second and third option grants. (Page 8)

        Also, if you decide to tender any of your options, then you must tender all of your options that were granted to you during the six-month and one day period prior to the cancellation of any tendered options. For example, if you received an option grant in May 2001 and a grant in August 2003 and you want to tender your May 2001 option grant, you would also be required to tender your August 2003 option grant. (Page 8).

What happens to options that you choose not to tender or that are not accepted for exchange?

        Nothing. Options that you choose not to tender for exchange or that we do not accept for exchange remain outstanding until they expire by their terms and retain their current exercise price and current vesting schedule.

Will you have to pay taxes if you exchange your options in the offer?

        If you exchange your current options for new options, you will not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange. Further, at the grant date of the new options, you will not be required under current law to recognize income for U.S. federal income tax purposes. Special considerations apply to employees located outside the United States. In some of these countries, the application of local taxation rules may have an impact on the re-grant. For employees residing outside of the United States, please be sure to read Schedule B—Guide to International Issues attached to this Offer to Exchange. We also recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of the offer under the laws of the country in which you live and work. (Page 20)

If your current options are incentive stock options, will your new options be incentive stock options?

        If your current options are incentive stock options, your new options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the tax laws on the date of the grant. For options to qualify as incentive stock options under the current tax laws, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. The excess value is deemed to be a nonqualified stock option, which is an option that is not qualified to be an incentive stock option under the current tax laws. (Page 11)

When will your new options expire?

        Your new options will expire ten years from the date of grant, or earlier if your employment with Interactive Intelligence terminates. (Page 14)

When does the offer expire? Can the offer be extended, and if so, how will you be notified if it is extended?

        The offer expires on December 31, 2003, at 5:00 P.M., Indianapolis Time, unless it is extended by us. We may, in our discretion, extend the offer at any time, but we cannot assure you that the offer will be extended or, if extended, for how long. If the offer is extended, we will make a public announcement of the extension no later than 6:00 A.M., Indianapolis Time, on the next business day following the previously scheduled expiration of the offer period. (Page 21)

How do you tender your options?

        If you decide to tender your options, you must deliver, before 5:00 P.M., Indianapolis Time, on December 31, 2003 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed Election Form and any other documents required by the Election Form via facsimile (fax # (317) 715-8507) or hand delivery to Jessica Auxier. This is a one-time offer, and we will strictly enforce the tender offer period. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all properly tendered options promptly after the expiration of the offer. (Page 10)

During what period of time may you withdraw previously tendered options?

        You may withdraw your tendered options at any time before the offer expires at 5:00 P.M., Indianapolis Time, on December 31, 2003. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by January 30, 2004, you may withdraw your tendered options at any time after January 30, 2004.

        To withdraw tendered options, you must deliver to us via facsimile (fax # (317) 715-8507) or hand delivery to Jessica Auxier a signed Notice to Change Election From Accept to Reject, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above. (Page 10)

Can you change your election regarding particular tendered options?

        Yes, you may change your election regarding particular tendered options at any time before the offer expires at 5:00 P.M., Indianapolis Time, on December 31, 2003. If we extend the offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. In order to change your election, you must deliver to us via facsimile (fax # (317) 715-8507) or hand delivery to Jessica Auxier a new Election Form, which includes the information regarding your new election, and is clearly dated after your original Election Form. (Page 11)

What do we and the Board of Directors think of the offer?

        Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision whether or not to tender options. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

Who can you talk to if you have questions about the offer?

        For additional information or assistance, you should contact:

Jessica Auxier	Stephen R. Head
Interactive Intelligence, Inc.	Interactive Intelligence, Inc.
7601 Interactive Way	7601 Interactive Way
Indianapolis, IN 46278	Indianapolis, IN 46278
(317) 715-8507	(317) 715-8412

CERTAIN RISKS
OF PARTICIPATING IN THE OFFER

        Participation in the offer involves a number of potential risks, including those described below. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the rest of this Offer to Exchange, along with the memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election from Accept to Reject before deciding to participate in the exchange offer. If you live and work outside of the United States, we urge you to consult with an investment and tax advisor as necessary before deciding to participate in this exchange offer.

Economic Risks

Participation in the offer will make you ineligible to receive any option grants until July 2, 2004 at the earliest.

        Employees are generally eligible to receive option grants at any time that the Board of Directors or Compensation Committee chooses to make them. However, if you participate in the offer, you will not be eligible to receive any option grants until July 2, 2004 at the earliest.

If the stock price increases after the date your tendered options are cancelled, your cancelled options might have been worth more than the replacement options that you have received in exchange for them.

        For example, if you cancel options with a $10.00 strike price, and Interactive Intelligence's stock appreciates to a price in excess of $10.00 when the replacement grants are made, your replacement option will have a higher strike price than the cancelled option.

If your employment terminates prior to the grant of the replacement option, you will receive neither a replacement option nor the return of your cancelled option.

        Once your option is cancelled, it no longer exists. Accordingly, if your employment terminates for any reason prior to the grant of the replacement option, you will have the benefit of neither the cancelled option nor the replacement option.

Participation in the offer will likely decrease your number of options and will change the vesting schedule.

        For example, if you exchange an option for 3,000 shares granted in 2000 that is fully vested, you would receive a new option for 1,000 shares that would vest one-half on each of the first two anniversaries of the date of grant of the new option.

Tax-Related Risks for U.S. Residents

Your replacement option may be a nonqualified stock option, whereas your cancelled option may have been an incentive stock option.

        If your cancelled option was an incentive stock option, your new option will be an incentive stock option, but only to the extent it qualifies under the Internal Revenue Code of 1986, as amended. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. It is possible that by participating in this exchange, your options will exceed this limit and will be treated as nonqualified stock options. In general, nonqualified stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth in the prospectus for the Interactive Intelligence, Inc. 1999 Stock Option Plan.

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

        We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercise of such options) if you do not participate in the option exchange program. However, the IRS may characterize the option exchange program as a "modification" of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as nonqualified stock options.

Business Related Risks

        For a description of risks related to Interactive Intelligence's business, please see Section 18 of this Offer to Exchange.

INTRODUCTION

        Interactive Intelligence, Inc. ("Interactive Intelligence") is offering to exchange all outstanding options to purchase shares of Interactive Intelligence common stock that were granted under its 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"), its 1995 Nonstatutory Stock Option Incentive Plan (the "1995 Nonstatutory Plan") and its 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan") and are held by eligible employees for new options we will grant under the 1999 Stock Option Plan. An "eligible employee" refers to employees of Interactive Intelligence and its subsidiaries who are employees as of the date the offer commences and as of the date the tendered options are cancelled. Members of our Board of Directors are not eligible to participate in the exchange offer. We are making the offer upon the terms and the conditions described in this Offer to Exchange and in the related memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject (which together, as they may be amended from time to time, constitute the "offer").

        You may only tender options for all or none of the unexercised shares subject to an individual option grant. All tendered options accepted by us through the offer will be cancelled as soon as possible after the offer expires (the "Cancellation Date"). If you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six-month and one day period immediately prior to the Cancellation Date. We expect to cancel all tendered options on December 31, 2003, which means that if you participate in the offer, you will be required to tender all options granted to you on or after June 30, 2003.

        Subject to the terms and conditions of this offer, we will grant the new options on or about the first business day which is at least six months and one day after the date we cancel the options accepted for exchange. The grant date for the new options will be July 2, 2004, unless the offer is extended, in which case the grant date of the new options will be at least six months and one day after the cancellation of the options accepted for exchange.

        The number of shares subject to the new options to be granted to each eligible employee depends on when the tendered options had been granted. For any options that you tender that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to one-third of the number of shares subject to such tendered options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to the number of shares subject to such tendered options. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of options, then the number of new options that we grant will be: (i) equal to one-third of the number of tendered options that had been granted prior to June 30, 2003, and (ii) equal to the number of tendered options that had been granted on or after June 30, 2003.

        The offer is not conditioned on a minimum number of options being tendered. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

        If you tender options for exchange as described in the offer and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under our 1999 Stock Option Plan.

        The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq Stock Market on the date of grant. However, for employees who live or work in France only, the exercise price per share of the new options will be at least the higher of (i) 100% of the closing price reported by the Nasdaq Stock Market on the date of grant, or (ii) 80% of the average of the closing prices on that market over the twenty (20) trading days before the grant date.

        The vesting schedule of the new options depends on when the tendered options had been granted. For any options that you tender that had a grant date any time before the date that is six months and one day prior the date we cancel the options, the related new options will become exercisable one-half on each of the first and second anniversaries of the date that we grant such new options to you. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, the related new options will become exercisable in one-third increments on each of the first, second and third anniversaries of the date that we grant such new options to you, unless such options had an original vesting period of one year or less, in which case such new options will be fully vested on the date of grant. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of options, and if we grant new options on July 2, 2004, which is the scheduled date for such new option grants, then (i) new options relating to any tendered options granted prior to June 30, 2003 will become exercisable one-half on July 2, 2005 and one-half on July 2, 2006, and (ii) new options relating to any tendered options granted on or after June 30, 2003 will become exercisable one-third on July 2, 2005, one-third on July 2, 2006 and one-third on July 2, 2007, except for such new options relating to tendered options granted on or after June 30, 2003 which had an original vesting period of one year or less, which such new options will become fully exercisable on July 2, 2004.

        However, each new option will not have a provision providing for accelerated vesting in the event of a change in control of Interactive Intelligence. Therefore, even if an option that you tender for exchange contained such an accelerated vesting provision upon a change in control, your new option granted under the offer will not contain such a provision.

        As of November 25, 2003, options to purchase approximately 738,839, 1,500 and 2,735,586 of our shares were issued and outstanding under our 1995 Incentive Plan, our 1995 Nonstatutory Plan and our 1999 Stock Option Plan, respectively.

THE OFFER

        1.     Eligibility.

        Employees are "eligible employees" if they are employees of Interactive Intelligence, Inc. ("Interactive Intelligence") or one of Interactive Intelligence's subsidiaries as of the date the offer commences and the date on which the tendered options are cancelled.

        Special considerations apply to employees located outside the United States. In some of these countries, the application of local taxation rules may have an impact on the re-grant. For employees residing outside of the United States, please be sure to read Schedule B—Guide to International Issues attached to this Offer to Exchange. We also recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of the offer under the laws of the country in which you live and work.

        In order to receive a new option, you must remain an employee as of the date the new options are granted, which will be at least six months and one day after the Cancellation Date. If Interactive Intelligence does not extend the offer, the new options will be granted on July 2, 2004.

        2.     Number of options; expiration date.

        Subject to the terms and conditions of the offer, we will exchange all outstanding, unexercised options that were granted under our 1995 Incentive Plan, our 1995 Nonstatutory Plan or our 1999 Stock Option Plan and are held by eligible employees that are properly tendered and not validly withdrawn in accordance with Section 5 before the "expiration date," as defined below, in return for new options. We will not accept partial tenders of options for any portion of the shares subject to an individual option grant. Therefore, you may tender options for all or none of the shares subject to each of your eligible options. In addition, if you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six-month and one day period prior to the date the tendered option was cancelled. We currently expect to cancel all tendered options on December 31, 2003, which means that if you participate in the offer, you will be required to tender all options granted to you on or after June 30, 2003.

        If your options are properly tendered and accepted for exchange, the options will be cancelled and, subject to the terms of this offer, you will be entitled to receive one or more new options. The number of shares subject to the new options that would be granted to you depends on when your tendered options had been granted. For any options that you tender that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to one-third of the number of shares subject to such tendered options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, we will grant you new options to purchase the number of shares equal to the number of shares subject to such tendered options. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of options, then the number of new options that we grant will be: (i) equal to one-third of the number of tendered options that had been granted prior to June 30, 2003 and (ii) equal to the number of tendered options that had been granted on or after June 30, 2003. The number of shares subject to each new option will be subject to adjustments for any stock splits, stock dividends and similar events.

        All new options will be subject to the terms of our 1999 Stock Option Plan and to a new option agreement between you and us. If, for any reason, you do not remain an employee of Interactive Intelligence or its subsidiaries through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, prior to the date we grant the new options, you will not receive anything for the options that you tendered and we cancelled.

        The term "expiration date" means 5:00 P.M., Indianapolis Time, on December 31, 2003, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "expiration date" refers to the latest time and date at which the offer, as so extended, expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer.

        If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action:

  •
  we increase or decrease the amount of consideration offered for the options,

  •
  we decrease the number of options eligible to be tendered in the offer, or

  •
  we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

        If the offer is scheduled to expire at any time earlier than the tenth (10th) business day from, and including, the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 15 of this Offer to Exchange, we will extend the offer so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

        We will also notify you of any other material change in the information contained in this Offer to Exchange.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Indianapolis Time.

        3.     Purpose of the offer.

        We issued the options outstanding to:

  •
  provide our eligible employees with additional incentive and to promote the success of our business, and

  •
  encourage our eligible employees to continue their employment with us.

        One of the keys to our continued growth and success is the retention of our most valuable asset, our employees. The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with Interactive Intelligence. Some of our outstanding options have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options granted under our 1995 Incentive Plan, our 1995 Nonstatutory Plan and our 1999 Stock Option Plan for new options that will have an exercise price at least equal to the market value of the shares on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. Because we will not grant new options until at least six months and one day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of our current outstanding options.

        From time to time we engage in strategic transactions with business partners, customers and other third parties. We may engage in transactions in the future with these or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares. If we engage in such a transaction or transactions before the date we grant the new options, our shares could increase (or decrease) in value, and the exercise price of the new options could be higher (or lower) than the exercise price of options you elect to have cancelled as part of this offer. As is outlined in Section 9, the exercise price of any new options granted to you in return for your tendered options will be the fair market value of the underlying shares on the date of grant, as determined by the closing price reported by the Nasdaq Stock Market on the date of grant, unless you are an employee who lives or works in France, in which case the exercise price may be higher. You will be at risk of any such increase in our share price before the grant date of the new options for these or any other reasons.

        Neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for exchange.

        4.     Procedures for tendering options.

        Proper Tender of Options.

        To validly tender your options through the offer, you must, in accordance with the terms of the Election Form, properly complete, execute and deliver the Election Form to us via facsimile (fax # (317) 715-8507) or hand delivery to Jessica Auxier, along with any other required documents. Jessica Auxier must receive all of the required documents before the expiration date. The expiration date is 5:00 P.M. Indianapolis Time on December 31, 2003.

        The delivery of all documents, including Election Forms and any Notices to Change Election From Accept to Reject and any other required documents, is at your risk.

        Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

        We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder. In the event we waive any such conditions, defects, or irregularities in any tender of any particular options or for any particular option holder, we will waive such conditions, defects or irregularities as to all such tenders and all such option holders. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension which we may grant in our sole discretion.

        Our Acceptance Constitutes an Agreement.

        Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance for exchange of your options tendered by you through the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

        Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn.

        5.     Withdrawal rights and change of election.

        You may only withdraw your tendered options or change your election in accordance with the provisions of this Section.

        You may withdraw your tendered options at any time before 5:00 P.M., Indianapolis Time, on December 31, 2003. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, if we have not accepted your tendered options for exchange by 5:00 P.M., Indianapolis Time, on January 30, 2004, you may withdraw your tendered options at any time after January 30, 2004.

        To validly withdraw tendered options, you must deliver to Jessica Auxier via facsimile (fax # (317) 715-8507) or hand delivery, in accordance with the procedures listed in Section 4 above, a signed and dated Notice to Change Election From Accept to Reject, with the required information, while you still have the right to withdraw the tendered options.

        To validly change your election regarding the tender of particular options, you must deliver a new Election Form to Jessica Auxier via facsimile (fax # (317) 715-8507) or hand delivery, in accordance with the procedures listed in Section 4 above. If you deliver a new Election Form that is properly signed and dated, it will replace any previously submitted Election Form, which will be disregarded. The new Election Form must be signed and dated and must specify:

  •
  the name of the option holder who tendered the options,

  •
  the grant number of all options to be tendered,

  •
  the grant date of all options to be tendered,

  •
  the exercise price of all options to be tendered, and

  •
  the total number of unexercised option shares subject to each option to be tendered.

        Except as described in the following sentence, the Notice to Change Election From Accept to Reject and any new or amended Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the notice of withdrawal.

        You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the expiration date by following the procedures described in Section 4.

        Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice to Change Election From Accept to Reject or any new or amended Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices to Change Election From Accept to Reject and new or amended Election Forms. Our determination of these matters will be final and binding.

        6.     Acceptance of options for exchange and issuance of new options.

        Upon the terms and conditions of the offer and as promptly as practicable following the expiration date, we will accept for exchange and cancel options properly tendered and not validly withdrawn before the expiration date. Once the options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered and accepted for exchange, these options will be cancelled as of the date of our acceptance, which we anticipate to be December 31, 2003, and you will be granted new options on or about the first business day that is at least six months and one day after the date we cancel the options accepted for exchange. If the options you tendered were incentive stock options, your new options will also be incentive stock options, to the extent they qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. All other newly granted options will be nonqualified stock options. Thus, subject to the terms and conditions of this offer, if your options are properly tendered by 5:00 P.M., Indianapolis Time, on December 31, 2003, the scheduled expiration date of the offer, and accepted for exchange and cancelled on December 31, 2003 you will be granted new options on or about July 2, 2004. If we accept and cancel options properly tendered for exchange after December 31, 2003, the period in which the new options will be granted will be similarly delayed. Promptly after the expiration of the offer, we will issue to you a Promise to Grant Stock Option(s), by which we will commit to grant stock options to you on a date no earlier than July 2, 2004, provided that you remain an eligible employee on the date on which the grant is made.

        If we accept options you tender in the offer, we will defer any grant to you of other options, such as annual, bonus or promotional options, for which you may be eligible before the new option grant date until after the new option grant date, so that you are granted no new options for any reason until at least six months and one day after any of your tendered options have been cancelled. We will defer the grant to you of these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to these interim option grants as a result of the offer. We may issue to you a Promise to Grant Stock Option(s), which is a binding commitment to grant you an option or options on a date no earlier than July 2, 2004, provided that you remain an eligible employee on the date on which the grant is made.

        For any options that you tender that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, your new options will entitle you to purchase the number of shares which is equal to one-third of the number of shares subject to such tendered options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, your new options will entitle you to purchase the number of shares which is equal to the number of shares subject to such tendered options. In any case, the number of shares subject to each new option will be adjusted for any stock splits, stock dividends and similar events. If, for any reason, you are not an employee of Interactive Intelligence or its subsidiaries through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options which have been cancelled pursuant to this offer.

        We will not accept partial tenders of your eligible option grants. However, you may tender the remaining portion of an option which you have partially exercised. Accordingly, you may tender one or more of your option grants, but you may only tender all of the unexercised shares subject to that option or none of those shares. In addition, if you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six-month and one day period prior to the cancellation of your tendered options. We currently expect to cancel all tendered options on December 31, 2003, which means that if you participate in the offer, you will be required to tender all options granted to you on or after June 30, 2003.

        Within forty-eight (48) hours of the receipt of your Election Form or your Notice to Change Election From Accept to Reject, or as soon thereafter as is practicable, Interactive Intelligence will e-mail the option holder a Confirmation of Receipt. However, this is not by itself an acceptance of the options for exchange. For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of the time when we give oral or written notice to the option holders of our acceptance for exchange of such options, which notice may be made by press release. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn.

        7.     Conditions of the offer.

        Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after December 2, 2003, and prior to the expiration date, any of the following events has occurred:

  •
  there shall have been instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of new options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, will materially and adversely affect our business, condition, income, operations or prospects;

  •
  there shall have been any action, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or Interactive Intelligence, by any court or any authority, agency or tribunal that, in our reasonable judgment, would:

  (1)
  make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer;

    (2)
    delay or restrict our ability, or render us unable, to accept for exchange, or issue new options for, some or all of the tendered options; or

    (3)
    materially and adversely affect Interactive Intelligence's business, condition, income, operations or prospects;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting standards that would require us to record compensation expense against our earnings in connection with the offer for financial reporting purposes;

  •
  a tender or exchange offer for some or all of our shares, or a merger or acquisition proposal for Interactive Intelligence, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed; or

  •
  there shall have occurred, in our reasonable judgment, any material adverse change or changes in Interactive Intelligence's business, condition, assets, income, operations, prospects or stock ownership.

        The conditions to the offer are for Interactive Intelligence's benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

        8.     Price range of shares underlying the options.

        The shares underlying your options are currently traded on the Nasdaq National Market under the symbol "ININ". The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market.

	HIGH	LOW
FISCAL YEAR 2003
Fourth Quarter through December 11, 2003	$6.18	$2.89
Third Quarter	3.70	2.90
Second Quarter	3.89	2.90
First Quarter	3.50	2.55
FISCAL YEAR 2002
Fourth Quarter	3.50	1.91
Third Quarter	3.50	2.51
Second Quarter	5.00	2.81
First Quarter	8.65	4.80
FISCAL YEAR 2001
Fourth Quarter	6.95	4.00
Third Quarter	10.80	4.20
Second Quarter	17.98	11.00
First Quarter	35.00	12.38

        As of December 11, 2003, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $5.51 per share.

        We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

        9.     Source and amount of consideration; terms of new options.

        Consideration.

        We will issue new options to purchase shares of common stock under our 1999 Stock Option Plan in exchange for the outstanding options properly tendered and accepted for exchange by us which will be cancelled. For any options that are tendered by the option holder and accepted for exchange and cancelled by us that had a grant date any time before the date that is six months and one day prior to the date we cancel the options, we will issue new options that will entitle the option holder to purchase the number of shares which is equal to one-third of the number of shares subject to such cancelled options. For any options that are tendered by the option holder and accepted for exchange and cancelled by us that had a grant date within the six-month and one day period prior to the date we cancel the options, we will issue new options that will entitle the option holder to purchase the number of shares which is equal to the number of shares subject to such cancelled options. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of options, then the number of new options that we grant will be: (i) equal to one-third of the number of tendered options that had been granted prior to June 30, 2003 and (ii) equal to the number of tendered options that had been granted on or after June 30, 2003. In any case, the number of shares subject to each new option will be adjusted for any stock splits, reverse stock splits, stock dividends and similar events. If we receive and accept tenders of all outstanding options from eligible employees, subject to the terms and conditions of this offer we will grant new options to purchase a total of approximately 1,153,690 shares of common stock. The shares issuable upon exercise of these new options would equal approximately 7% of the total shares of our common stock outstanding as of November 25, 2003.

        Terms of New Options.

        The new options will be granted under our 1999 Stock Option Plan. A new option agreement will be entered into between Interactive Intelligence and each option holder who has tendered options in the offer for every new option granted. The terms and conditions of the new options may vary from the terms and conditions of the options tendered for exchange, but generally will not substantially and adversely affect the rights of option holders. Because we will not grant new options until at least six months and one day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of the options, including as a result of a significant corporate event. In addition, the new options will not have a provision providing for accelerated vesting of the option on a change in control of Interactive Intelligence. The following description summarizes the material terms of our 1999 Stock Option Plan and the options granted thereunder.

        Shares.

        The maximum number of shares available for issuance through the exercise of options granted under our 1999 Stock Option Plan is 3,750,000, subject to adjustment in certain events. Our 1999 Stock Option Plan permits the granting of options intended to qualify as incentive stock options under the Internal Revenue Code and options that do not qualify as incentive stock options, referred to as nonqualified stock options.

        Administration.

        The 1999 Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator"). Subject to the other provisions of the 1999 Stock Option Plan, the Administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

        Term.

        Options generally have a term of ten (10) years. Incentive stock options granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the total combined voting power of all classes of capital stock of Interactive Intelligence or an affiliate company have a term of no more than five (5) years.

        Termination of Employment Prior to the Grant of the New Options.

        If, for any reason, you are not an employee of Interactive Intelligence from the date you tender options through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you quit, with or without good reason, or die, or we terminate your employment, with or without cause, before the date we grant the new options, you will not receive anything for the options that you tendered and which we cancelled.

        Termination of Employment Following the Grant of the New Options.

        After any new options are granted to you, the effect of termination of your employment on such new options would be as follows. Unless otherwise determined by the Administrator, generally if your employment is terminated for cause, your rights under the options will terminate at the date of termination and, unless the Administrator in its sole discretion waives this requirement, you must repay to Interactive Intelligence the amount of any gain realized upon the exercise of any options within the prior 90-day period. Generally, if your employment is terminated voluntarily by you for any reason other than death or disability, or by reason of retirement, or is terminated without cause, you may exercise any vested options within the one-month period immediately following the date of termination. If your employment is terminated by reason of death or disability, you or your beneficiary, as the case may be, may exercise any vested options within the one-year period immediately following the date of such termination. With respect to any option that is not exercisable on the date your employment is terminated, that option shall terminate and be forfeited effective on such date.

        The termination of your option under the circumstances specified in this Section will result in the termination of your interests in our 1999 Stock Option Plan. In addition, your option may terminate, together with our stock option plans and all other outstanding options issued to other employees, following the occurrence of certain corporate events, as described below.

        Exercise Price.

        The Administrator determines the exercise price at the time the option is granted. For all eligible employees, except those employees who are residents of, or work in, France, the exercise price per share of incentive stock options will not be less than 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq Stock Market on the date of grant.

        However, the exercise price may not be less than 110% of the closing price per share reported by the Nasdaq Stock Market on the date of grant for options intended to qualify as incentive stock options, if granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the total combined voting power of all classes of capital stock of Interactive Intelligence.

        For employees who live or work in France only, the exercise price per share of the new options will be at least the higher of:

  •
  100% of the closing price reported by the Nasdaq Stock Market on the date of grant, or

  •
  80% of the average of the closing prices on that market over the twenty (20) trading days before the grant date.

        Vesting and Exercise.

        Each stock option agreement specifies the term of the option and the date when the option becomes exercisable. The terms of vesting are determined by the Administrator.

        The vesting schedule of the new options depends on when the tendered options had been granted. For any options that you tender that had a grant date any time before the date that is six months and one day prior the date we cancel the options, the related new options will become exercisable one-half on each of the first and second anniversaries of the grant date of such new options. For any options that you tender that had a grant date within the six-month and one day period prior to the date we cancel the options, the related new options will become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date of such new options, unless such options had an original vesting period of one year or less, in which case such new options will be fully vested on the date of grant. If we cancel tendered options on December 31, 2003, which is the scheduled date for the cancellation of options, and if we grant new options on July 2, 2004, which is the scheduled date for such new option grants, then (i) new options relating to any tendered options granted prior to June 30, 2003 will become exercisable one-half on July 2, 2005 and one-half on July 2, 2006, and (ii) new options relating to any tendered options granted on or after June 30, 2003 will become exercisable one-third on July 2, 2005, one-third on July 2, 2006 and one-third on July 2, 2007, except for such new options relating to tendered options granted on or after June 30, 2003 which had an original vesting period of one year or less, which such new options will become fully exercisable on July 2, 2004.

        However, each new option will not have a provision providing for accelerated vesting in the event of a change in control of Interactive Intelligence. Therefore, even if an option that you tender for exchange contained such an accelerated vesting provision upon a change in control, your new option granted under the offer will not contain such a provision.

        Payment of Exercise Price.

        You may exercise your options, in whole or in part, by delivery of a written notice to us specifying the number of shares with respect to which you elect to exercise your options, together with full payment of the exercise price. Payment of the option exercise price is due at the time of exercise and may be made:

  •
  in cash (including check, bank draft or money order),

  •
  by delivery of certain other shares of our common stock,

  •
  by delivery of cash by a broker-dealer as a cashless exercise (as defined in our 1999 Stock Option Plan), or

  •
  by any other means determined by the Administrator in its sole discretion.

        Adjustments On Certain Events.

        If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividend or other similar event, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

        In the event there is a merger or consolidation (other than a "Change of Control" subject to Section 13 of the 1999 Stock Option Plan), you will be entitled, upon exercise of an option, to receive shares or other securities or consideration as the holders of common stock will be entitled to receive pursuant to the terms of the merger or consolidation.

        In the event there is a liquidation or dissolution of Interactive Intelligence, your outstanding options will terminate, but you will have the right immediately prior to the liquidation or dissolution to exercise the option in full, and we will notify you of such right.

        Transferability of Options.

        New options, whether incentive stock options or nonqualified stock options, may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

        Registration of Option Shares.

        3,750,000 shares of common stock issuable upon exercise of options under our 1999 Stock Option Plan have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. All the shares issuable upon exercise of all new options to be granted under the offer will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell your option shares free of any transfer restrictions under applicable U.S. securities laws.

        Tax Consequences.

        You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are an employee based outside of the United States, please be sure to read Schedule B—Guide to International Issues attached to this Offer to Exchange. We also recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

  Differences Among the Plans.

        The new options will be granted under our 1999 Stock Option Plan and will be subject to the terms described above. If you elect to tender options granted to you under our 1995 Incentive Plan or our 1995 Nonstatutory Plan (collectively, the "1995 Plans") your new options may have terms and conditions that vary from the terms and conditions of the options you tender for exchange. Although the specific terms of your old options are set forth in your individual option agreement, the following briefly describes some of the material differences among our 1999 Stock Option Plan, 1995 Incentive Plan and 1995 Nonstatutory Plan:

  •
  Termination

  •
  If you are terminated with or without cause, our 1995 Plans differ from our 1999 Stock Option Plan (as described above) in that (i) under our 1995 Nonstatutory Plan, all of your unexercised options will expire upon the date of such termination; and (ii) under our 1995 Incentive Plan, you may, within 30 days after the date of your termination, exercise your vested options, but all your unvested options expire upon the date of such termination.

  •
  Under our 1999 Stock Option Plan and our 1995 Nonstatutory Plan, if your employment is terminated by reason of death, your beneficiary may exercise any vested options within the one-year period immediately following the date of termination; however, under our 1995 Incentive Plan your beneficiary may exercise any vested options within the six-month period immediately following the date of such termination, as well as any options that would have vested during such six-month period.

  •
  Under our 1995 Plans, if your employment is terminated by reason of disability, you may exercise any vested options within the six-month period (or other period not to exceed 12 months) immediately following the date of such termination; however, under our 1999 Stock Option Plan, you may exercise any vested options within the one-year period immediately following the date of such termination.

  •
  Payment of Exercise Price

  •
  Unlike our 1999 Stock Option Plan, our 1995 Plans do not generally allow for the payment of the exercise price to be made by (i) delivery of certain shares of our common stock; or (ii) delivery of cash by a broker-dealer as a cashless exercise (as defined in our 1999 Stock Option Plan).

  •
  Dissolution or Liquidation

  •
  In the event there is a dissolution or liquidation of Interactive Intelligence, our 1995 Plans differ from our 1999 Stock Option Plan (as described above) in that (i) under our 1995 Nonstatutory Plan, you would be given a right to exercise your vested options within a designated time period; and (ii) under our 1995 Incentive Plan, you may be given a right to exercise your options, including options not yet vested.

  •
  Merger or Consolidation

  •
  Our 1999 Stock Option Plan provides that in the event there is a merger or consolidation (other than a "Change in Control" subject to Section 13 of the 1999 Stock Option Plan) you will be entitled, upon exercise of an option, to receive shares of other securities or consideration as holders of common stock will be entitled to receive pursuant to the terms of the merger or consolidation; however, no such provision is contained in our 1995 Plans.

        Our statements in this Offer to Exchange concerning our 1999 Stock Option Plan, our 1995 Nonstatutory Plan, our 1995 Incentive Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of our 1999 Stock Option Plan, our 1995 Nonstatutory Plan, our 1995 Incentive Plan and the form of option agreement thereunder. Please contact Jessica Auxier at Interactive Intelligence, Inc., 7601 Interactive Way, Indianapolis, IN 46278 (telephone: (317) 715-8507), to receive a copy of our 1999 Stock Option Plan and the form of option agreement thereunder. We will promptly furnish you copies of these documents at our expense.

        10.   Information concerning Interactive Intelligence.

        Our principal executive offices are located at 7601 Interactive Way, Indianapolis, IN 46278, and our telephone number is (317) 872-3000.

        We are a leading provider of software-based interaction management solutions designed to automate communications for contact centers, enterprises, and service providers. Based on an open, unified platform, our product line was designed as a flexible and affordable alternative to traditional telecom solutions. Our products provide a complete communications solution including PBX (private branch exchange), ACD

(automated call distributor), IVR (interactive voice response), unified communications, and Internet and wireless functionality. We currently derive substantially all of our revenues from licenses of our Interaction Center Platform products and related services.

        The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2002, and in our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2003 is incorporated herein by reference. See "Additional Information" beginning on page 22 for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

        Set forth below is a summary of our historical consolidated financial information, which is derived from, is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003. Results for the nine months ended September 30, 2003 are not necessarily indicative of the expected results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001
	(unaudited)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenues	$38,630	$35,973	$47,806	$47,946
Total costs and expenses	43,237	41,760	55,653	59,834

Operating loss	(4,607)	(5,787)	(7,847)	(11,888)
Interest income (expense), net	132	319	412	1,169

Loss before income taxes	(4,475)	(5,468)	(7,435)	(10,719
Income taxes	150	179	230	271

Net loss	$(4,625)	$(5,647)	$(7,665)	$(10,990)

Basic and diluted net loss per share	$(0.30)	$(0.37)	$(0.50)	$(0.73)

Shares used in per share computation	15,601	15,396	15,423	15,058

	September 30,		December 31,
	2003	2002	2002	2001
	(unaudited)
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$12,084	$5,627	$5,913	$14,503
Working capital	(2,228)	11,428	352	5,155
Total assets	30,975	34,954	35,166	43,508
Long-term debt	—	—	—	—
Total shareholders' equity (deficit)	4,797	20,718	8,984	15,817

        Except for its fiscal quarter ended March 31, 2003, the Company has not been profitable. The Company has no outstanding indebtedness or other fixed charges. At September 30, 2003, our book value per share was $0.31.

        11.   Interests of directors and officers; transactions and arrangements concerning the options.

        A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of December 1, 2003, our executive officers (five (5) persons) as a group beneficially owned outstanding options to purchase a total of 759,532 of our shares, which represented approximately 21% of the shares subject to all outstanding options as of that date. Our non-employee directors as a group beneficially owned 32,500 outstanding options under our 1995 Incentive Plan, our 1995 Nonstatutory Plan or our 1999 Stock Option Plan. Our executive officers may participate in the offer. Directors are not eligible to participate in the offer.

        Please see our definitive proxy statement for our 2003 Annual Meeting of Shareholders, filed with the SEC on April 8, 2003, for information regarding the amount of our securities beneficially owned by our executive officers and directors as of February 28, 2003. In the sixty (60) days prior to and including

November 30, 2003, the executive officers and directors of Interactive Intelligence had the following transactions in Interactive Intelligence shares:

        On October 1, 2003, David N. Hudson, one of our executive officers, purchased 2,334 shares of our common stock under our Employee Stock Purchase Plan in the ordinary course pursuant to the terms of such plan.

        On November 3, 2003, Stephen R. Head, one of our executive officers, was granted options to purchase 75,000 shares of our common stock under our 1999 Stock Option Plan in the ordinary course pursuant to the terms of such plan.

        On November 19, 2003, Donald E. Brown, our Chairman, President and Chief Executive Officer, was granted options to purchase 26,977 shares of our common stock under our 1999 Stock Option Plan in the ordinary course pursuant to the terms of such plan.

        On November 19, 2003, David N. Hudson, one of our executive officers, was granted options to purchase 1,198 shares of our common stock under our 1999 Stock Option Plan in the ordinary course pursuant to the terms of such plan.

        On November 26, 2003, Donna LeGrand, one of our executive officers, was granted options to purchase 15,000 shares of our common stock under our 1999 Stock Option Plan in the ordinary course pursuant to the terms of such plan.

        Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to November 30, 2003 by Interactive Intelligence or, to our knowledge, by any executive officer, director or affiliate of Interactive Intelligence. Our officers may, but have not informed us, whether they intend to participate in the offer and exchange their eligible options.

        12.   Status of options acquired by us in the offer; accounting consequences of the offer.

        Options we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new options under the plans pursuant to which they were originally granted. However, we will not grant any new options under our 1995 Incentive Plan or our 1995 Nonstatutory Plan. To the extent these shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

        We believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer because:

  •
  we will not grant any new options until a business day that is at least six months and one day after the date that we accept and cancel options tendered for exchange, and

  •
  the exercise price of all new options will at least equal the market value of the shares of common stock on the date we grant the new options.

        13.   Legal matters; regulatory approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7.

        If we are prohibited by applicable laws or regulations from granting new options during the period beginning immediately after the day that is six months and one day from the date that we cancel the options accepted for exchange, in which period we currently expect to grant the new options, we will not grant any new options during such time as the prohibition is applicable. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the prohibition cannot be removed we will not grant any new options and you will not get any other consideration for the options you tendered during such period.

        14.   Material U.S. federal income tax consequences; material non-U.S. tax consequences.

Material U.S. federal income tax consequences

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

        Option holders who exchange outstanding options for new options will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. We advise all option holders considering exchanging their options to meet with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the offer.

        Incentive Stock Options.

        Under current law, an option holder will not realize taxable income upon the grant of an incentive stock option under our 1999 Stock Option Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder's death or disability, if an option is exercised more than three months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonqualified stock options.

        If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

  •
  at least two years after the date the incentive stock option was granted, and

  •
  at least one year after the date the incentive stock option was exercised.

        If the disposition of the option shares is qualifying, any excess of the sale price of the option shares, over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised, over the exercise price will be taxable income to the option holder at the time of the disposition.

        Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

        Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

        If you tender incentive stock options and those options are accepted for exchange, the new options will be granted as incentive stock options to the maximum extent they qualify. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable in any calendar year cannot exceed $100,000, as determined using the option exercise price. The excess value is deemed to be a nonqualified stock option. You should note that if the new options have a higher exercise price than some or all of your current options, the new options may exceed the limit for incentive stock options.

        We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. If you choose not to accept this offer, it is possible that the IRS would decide that your right to exchange your incentive stock options under this offer is a "modification" of your incentive stock options, even if you do not exchange the options. A successful assertion by the IRS that the options are modified could extend the options' holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as non-qualified stock options.

        Nonqualified Stock Options.

        Under current law, an option holder will not realize taxable income upon the grant of an option which is not qualified as an incentive stock option, also referred to as a nonqualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option, and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

        We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

        We recommend that you consult your own tax advisor with respect to the federal, state, local and foreign tax consequences of participating in the offer.

Material non-U.S. tax consequences

        Schedule B—Guide to International Issues attached hereto provides general information regarding material non-U.S. tax consequences of the exchange of options pursuant to the offer to exchange. These summaries are based on each jurisdiction's current tax laws and regulations, all of which are subject to change, possibly on a retroactive basis. These summaries do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

        We recommend all option holders considering exchanging their eligible options meet with their own tax advisers with respect to the tax consequences of participating in the offer to exchange.

        If you are a resident of or are otherwise subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We urge you to consult your own tax advisor to discuss these consequences.

        15.   Extension of offer; termination; amendment.

        We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral or written notice of such extension to the option holders or making a public announcement thereof.

        We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the events listed in Section 7, by giving oral or written notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

        Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 6:00 A.M., Indianapolis Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

        If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

        If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of these actions:

  •
  we increase or decrease the amount of consideration offered for the options,

  •
  we decrease the number of options eligible to be tendered in the offer, or

  •
  we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

        If the offer is scheduled to expire at any time earlier than the tenth (10th) business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 15, we will extend the offer so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Indianapolis Time.

        16.   Fees and expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

        17.   Additional information.

        This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:

1.
Interactive Intelligence's annual report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

2.
Interactive Intelligence's quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2003, filed with the SEC on May 14, 2003;

3.
Interactive Intelligence's quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2003, filed with the SEC on August 14, 2003;

4.
Interactive Intelligence's quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2003, filed with the SEC on November 14, 2003; and

5.
The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on September 17, 1999 (file number 000-27385).

        These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

  450 Fifth Street, N.W.
  Room 1024
  Washington, D.C. 20549

        You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

        Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Our common stock is quoted on the Nasdaq National Market under the symbol "ININ" and our SEC filings can be read at the following Nasdaq address:

  Nasdaq Operations
  1735 K Street, N.W.
  Washington, D.C. 20006

        Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to us at Interactive Intelligence, Inc., Attn: Mr. Stephen R. Head, 7601 Interactive Way, Indianapolis, IN 46278, or telephoning us at (317) 872-3000.

        As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

        The information contained in this Offer to Exchange about Interactive Intelligence should be read together with the information contained in the documents to which we have referred you.

        18.   Miscellaneous.

        This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to Interactive Intelligence or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K filed on March 31, 2003, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to:

  •
  the overall economic climate may be weak

  •
  we have historically incurred losses and we may not sustain profitability

  •
  our quarterly operating results have varied significantly and, if several factors affecting our business cause them to continue to do so, the market price of our common stock could be affected

  •
  we have a lengthy product sales cycle, which has contributed, and may continue to contribute, to the quarter-to-quarter variability of our revenues and operating results, which could affect the market price of our common stock

  •
  our inability to manage successfully our increasingly complex third party relationships could adversely affect us

  •
  we face competitive pressures, which may have a material adverse effect on us

  •
  we may not be able to grow our business if we do not maintain successful relationships with our resellers and OEM partners and continue to recruit and develop additional successful resellers and OEM partners

  •
  our markets are characterized by rapid technological change which may cause us to incur significant development costs and prevent us from attracting new customers

  •
  the growth of our business may be impeded without increased use of the Internet

  •
  our business will be adversely affected if web-based electronic business solutions are not widely utilized

  •
  a decline in market acceptance for Microsoft Corporation technologies on which our products rely could have a material adverse effect on us

  •
  our future business prospects depend in part on our ability to maintain and improve our current products and develop new products

  •
  slow growth, or a decline in demand for interaction management software of the type we license, could materially adversely affect our financial results and growth prospects

  •
  if our end-user customers do not perceive our products or the related services provided by us or our resellers or OEM partners to be effective or of high quality, our brand and name recognition will suffer

  •
  our services revenues are dependent on our installed base of customers

  •
  any decrease in our licensing activity is likely to result in reduced services revenues in future periods

  •
  our main suppliers of voice processing boards may become unwilling or unable to continue to manufacture and supply us with voice processing boards, requiring us to introduce a substitute supplier which could prove difficult or costly

  •
  we may not be able to protect our proprietary rights adequately, which could allow third parties to copy or otherwise obtain and use our technology without authorization

  •
  infringement claims could adversely affect us

  •
  we depend on key personnel and will need to retain and recruit skilled personnel, for which competition is intense, to conduct and grow our business effectively

  •
  we may pursue acquisitions that by their nature present risks and that may not be successful

  •
  our international operations involve financial and operational risks

  •
  fluctuations in the value of foreign currencies could result in losses

  •
  our products could have defects for which we are potentially liable and which could result in loss of revenue, increased costs or loss of our credibility or delay in acceptance of our products in the market

  •
  we may not be able to obtain adequate financing to implement strategy

  •
  our stock price has been and could continue to be highly volatile

  •
  our common stock is subject to various listing requirements

  •
  regulatory changes made to generally accepted accounting principles or corporate governance matters may impact our business

  •
  we are subject to the risk of terrorism, including the resulting possible disruptions in business activities and loss of business

  •
  we cannot predict every event and circumstance that may impact our business and, therefore, the risks and uncertainties listed above may not be the only ones you should consider

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document, the memorandum from Stephen R. Head dated December 2, 2003, the Election Form and the Notice to Change Election From Accept to Reject. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

December 12, 2003	Interactive Intelligence, Inc.

SCHEDULE A
Information Concerning The Directors and
Executive Officers of Interactive Intelligence, Inc.

        The directors and executive officers of Interactive Intelligence, Inc. and their positions and offices as of December 12, 2003, are set forth in the following table:

Name	Position And Offices Held
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer
Jeremiah J. Fleming	Senior Vice President of Sales, The Americas, Europe, Middle East and Africa
Stephen R. Head	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer
David N. Hudson	Vice President of Sales, Asia/Pacific
Donna LeGrand	General Counsel
Robert A. Compton	Director
Samuel F. Hulbert, Ph.D.	Director
William E. McWhirter	Director

        The address of each director and executive officer is: c/o Interactive Intelligence, Inc., 7601 Interactive Way, Indianapolis, IN 46278.

A-1

 SCHEDULE B
Guide to International Issues

        The tax information in this document is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of such country throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and we have no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

        This summary provides only limited information about our exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW THE OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Australia

Will my election to exchange eligible options trigger a taxable event?

        Yes, a taxable event will be triggered at the time your eligible outstanding stock options are cancelled. The tax treatment will depend upon whether you elected to be taxed upon the grant of your original stock option award or if you were subject to tax at exercise.

        If you elected to be taxed at grant, you will realize a capital gain or loss equal to the difference between the market value of your new options (as determined under the Australian tax law) and the amount of taxable income you previously recognized at grant on your outstanding options. If your options were granted to you more than one year before cancellation of your options, only 50% of this capital gain will be subject to tax, as you will be eligible for long-term capital gains treatment. Capital gains are taxed at marginal income tax rates. A Medicare levy is also imposed on the benefit. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

        If you were not taxed at grant, you will be subject to income tax at regular marginal rates on the market value of the new options (as determined under the Australian tax law). A Medicare levy will also be imposed on the benefit.

        Please note that the market value of your new options which will be necessary to calculate your gain or loss upon cancellation will only be known at such time as you are granted your new options, even though the date you are deemed to have a taxable disposal of your options will be the cancellation date.

        Under the Australian tax law, options may have a market value for taxation purposes even though the options have no intrinsic value at grant. Specific tax tables are often used to ascertain the market value of your options for tax purposes. Due to the complexity of these Australian tax rules, you should consult your personal tax advisor.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxing event. However, please refer to the information above regarding the taxable event that is triggered at cancellation. Once the new stock options are granted, then the taxable benefit related to the cancellation can be calculated.

When will my new stock options become taxable?

        The exchange of your old options triggers a taxable event at the time of the cancellation of your old options (even though as discussed above, this gain upon cancellation will be based on the market value of your new options which will only be known upon the regrant date of your new options.) Therefore, because you will be taxed at the time of cancellation of your old options, your new stock options will not become taxable until you sell the underlying shares. You will be subject to tax on the capital gain (or you may realize a capital loss) equal to the sale proceeds less the grant price less the market value of the options at the time of grant at your marginal income tax rate, plus a Medicare levy. If you hold the shares for at least 12 months after exercise, only 50% of the capital gain will be subject to tax.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer is not required to withhold taxes or report any benefit arising from your stock options.

        You are required to report the income or the capital gain or loss relating to the exchange of your options in your tax return. You are solely responsible for filing your tax return in respect of the income year in which a taxable event arises, which can result from the grant, exchange or exercise of options, the sale of the underlying shares or the termination of your employment. Depending on whether the taxable event gives rise to an income tax or capital gains tax charge, you will either be required to disclose in the Supplementary Section to the Form I (for individual taxpayers), the income under the item titled "Other Income (category 2)" or, alternatively, the capital gain or loss under the item titled "Capital Gains".

        After your return has been processed, the Australian Taxation Office will issue you a notice of assessment, and you must remit all tax due including Medicare within 30 days of receiving the assessment or within 30 days of the latest due date for filing of your tax return (where you file before the latest possible date).

Canada

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will be subject to income tax at your marginal income tax rate and to Canadian Pension Plan ("CPP") or Quebec Pension Plan ("QPP") contributions on 50% of the difference between the fair market value of the underlying shares on the date of exercise and the grant price.

        You may be able to defer taxation from the date of exercise until the date you sell your shares. However, you may only defer taxation on up to C$100,000 worth of options that vest in any one year period, calculated by reference to the fair market value of the underlying shares at the time the options were granted. Any amount above the C$100,000 limit will not be eligible for the deferral. Further, any applicable CPP (or QPP) tax cannot be deferred. To defer your income tax until the time of sale, you must make a written election and submit it to your employer by January 15th of the year following the year of exercise.

        Upon sale of the underlying shares, you will be subject to tax at your marginal income tax rate on 50% of the difference between the sales proceeds and your adjusted cost base ("ACB"). If you elect to defer taxation until sale, your ACB in the shares is generally equal to the fair market value of the shares on the date of exercise. In addition, the tax which was deferred at exercise will become payable at the time the shares are sold.

        If you did not elect to defer taxation until sale, your ACB will depend on how long you held your shares prior to sale. If you hold your shares for more than 30 days prior to sale, you are required to use the averaging method for purposes of determining your ACB. If you hold your shares for 30 days or less prior to sale, you may use either the specific identification method or the averaging method to determine your ACB.

        Due to the complexity of the calculation of gains from stock options, we recommend that you contact your personal tax advisor to assist you in this regard.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        If you do not elect to defer income tax until the time of sale, then your employer will withhold applicable income tax and CPP (or QPP) contributions and indicate the compensation income on your Form T-4 for the year of exercise. Your employer will also indicate that you are eligible for the 50% deduction on your Form T-4 for the year of exercise, and where to report this amount on your annual individual income return, Form T-1.

        If you elect to defer income tax and submit your election form at the time you exercise your options, your employer will not withhold any income tax but will withhold CPP (or QPP), as applicable. If you elect to defer income tax prior to the January 15 deadline but submit your election form some time after you exercise your options, your employer will withhold both income tax and CPP (or QPP) contributions, as applicable, at the time of exercise. Your employer will indicate the amount of the stock option benefit on your Form T-4 as an information item (not a taxable item) if you elect to defer the income tax payable upon the exercise of your options. In cases where you submit the election after you exercise your options, the income tax withheld at exercise may either be refunded or applied against other taxes payable on your annual income tax return, Form T-1. You must also file a Statement of Deferred Stock Option Benefits, Form T-1212, on an annual basis during the period that the payment of income tax on the gain at exercise is deferred.

        Finally, you are solely responsible for remitting any taxes due upon sale of your shares and reporting the gain on Form T-1. Your employer will not withhold tax on your behalf at the time of sale.

France

Special Considerations

Holding Period

        Your eligible outstanding options may have been granted to you under a French tax-qualified plan. If you tender options which were granted under a French tax-qualified plan, the original holding period applicable to these options will not carry over from the original date of grant of these options. Thus, the four-year holding period will restart on the date of grant of any new stock options which may be granted to you pursuant to the terms of the offer.

Grant Price

        Under French law, qualified stock options must meet certain pricing requirements. The grant price of your new stock options will be the greater of (i) 100% of the closing price reported by the Nasdaq Stock Market on the date of grant, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new options, as reported on the Nasdaq Stock Market. As a result, your new option grant price may be different than the grant price used for employees outside of France in order to comply with this requirement.

Grant Date

        Under French law, qualified stock options cannot be granted during specific "closed periods". As a result, your new option grant date may be different than the grant date for employees outside of France.

Option Term

        The new option is intended to be a French-qualified option. As such, certain requirements must be met. Please note that, if the option you tender is a French-qualified option, you will not be able to carry over the partially expired holding period. In other words, even if part of the holding period for the option you tender has passed, the mandatory four-year holding period (or other minimum holding period required under French law) for French-qualified options must start over upon the Replacement Grant Date. With respect to options granted on or before April 27, 2000, the holding period required under French law is five years from the date of grant. With respect to options granted after April 27, 2000, the holding period required under French law is four years from the date of grant (unless subsequently modified under French law).

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will not be subject to tax (other than on any "excess discount" as described below), as your stock options will be "qualified" stock options for French tax purposes. Qualified options are taxed at the time the underlying shares are sold.

        To the extent that the grant price is less than 95% of the average trading price of the underlying shares for the 20 trading days prior to the new option grant date or less than 95% of the average purchase price paid for the underlying shares by us, this "excess discount" will be treated as taxable salary at the time of exercise. This amount will be taxed at your progressive income tax rate. This amount will also be subject to social security contributions. Further, 95% of this "excess discount" will be subject to CSG and CRDS.

        If you sell the shares purchased upon exercise after the expiration of the applicable holding period in effect under French law (currently set at four years from the grant date of the new option) and the spread is less than or equal to €152,500, you will be taxed at a rate of 40% (30%, plus 10% additional social tax) on the spread.

        If you sell the shares after the expiration of the four-year holding period (or the minimum holding period required under French law, if different) but the spread is more than €152,500, then the portion of the spread up to €152,500 would be taxed at 40% and the portion of the spread above €152,500 would be taxed at 50% (40%, plus 10% social tax).

        You may receive even more favorable tax treatment if you wait an additional two years after the exercise of your option and after the expiration of the four-year or other minimum holding period to sell your shares. In this case and provided the spread is less than or equal to €152,500, you will be taxed at the rate of 26% (16%, plus 10% social tax). If you sell the shares two years after the exercise of your option and after the expiration of the four-year or other minimum holding period but the spread is more than €152,500, the portion of the spread up to €152,500 is taxed at the rate of 26% and the portion of the spread above €152,500 is taxed at the rate of 40%.

        In any case, the difference between the sale proceeds and the fair market value of the shares at the time of exercise (i.e., any capital gains) is taxed at the rate of 26% (i.e., 16% income tax, plus 10% social tax).

        The tax due on the spread and capital gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually (€15,000 for 2003).

        If the sale proceeds are less than the fair market value of the shares on the date of exercise, you will realize a capital loss. This capital loss can be offset against the spread and the excess against capital gain of the same nature realized during the same year or during the five following years. This capital loss cannot be offset against other kind of income.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer will not withhold income taxes on any benefit arising from your stock options. However, under most circumstances, if you hold your shares for less than four years after grant of the new stock options, your employer will withhold and report the applicable social taxes and remit them to the authorities on your behalf. Additionally, regardless of the length of time you hold your shares, your employer will withhold and report all applicable social taxes on any "excess discount" at grant, as described above.

        Your employer will report all applicable amounts on the annual declaration of salaries and will provide you, no later than 15 February of the year following the year of exercise, with an individual statement providing certain information required for French tax-qualified options. To benefit from the favorable tax regime, you must attach the individual statement to your annual income tax return for the year in which the options were exercised. If you sell your shares prior to the expiration of the four-year holding period, your employer will provide you with an additional statement no later than 15 February of the year following the year of sale. You must also attach this statement to your annual income tax return.

        When you sell your shares, you must file an annual French income tax return and a capital gains return, if applicable, which must be submitted to the tax authorities in the year following the year of sale. Additionally, you must report any foreign accounts held abroad (including brokerage accounts) to the tax authorities on your French personal income tax return.

        Shares acquired on exercise may be subject to French wealth tax if the value of your total net assets exceeds the current EUR 720,000 ceiling on January 1st of the year following the year of exercise. Please consult your financial or tax advisor for further details.

Germany

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. The taxable amount at exercise is subject to income tax and social tax. Please note that a church tax may also be due, depending on your residential district and whether you are a registered church member.

        When you sell your shares, you will not be subject to capital gains tax on any gain at sale (calculated as the difference between the sale price and the fair market value of the shares on the date of exercise) if:

  •
  you have owned the shares for at least 12 months;

  •
  you do not own 1% (as of 2003) or more of Interactive Intelligence's stated capital (and have not owned 1% or more at any time in the last five years); and

  •
  the shares are not held as business assets.

        If you sell the shares within 12 months of acquisition, and your aggregated total short-term capital gains less short-term capital losses for the year do not exceed EUR 511, the gain will be tax-free. If, however, you sell the shares within 12 months of acquisition, and your aggregated total short-term capital gains less short-term capital losses for the year exceed EUR 511, one-half of the gain at sale is taxable as capital gains at your ordinary tax rate.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Yes, your employer will withhold all applicable taxes, including the church tax if you are a registered church member, and report these amounts.

        You are also required to report the taxable benefit on your annual income tax return.

India

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will not be subject to tax. However, because of currency exchange control restrictions in India, you will be required to perform a "cashless" exercise or a "same day sale" as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise. Upon sale, you will be subject to tax on the difference between the sales proceeds and grant price at your ordinary marginal income tax rate.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer will not withhold taxes or report any benefit arising from your stock options. You must submit an annual Indian tax return reporting any taxable benefit in the year following the year in which income is recognized and remit any tax due.

Japan

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        You will be subject to income tax upon the exercise of your new stock options. The taxable amount is equal to the difference between the fair market value of the stock at exercise and the grant price.

        When you sell your shares, you will be subject to capital gains tax on the difference between your sales proceeds and the fair market value of the shares on the date of exercise. You may be eligible for a reduced tax rate, depending on the circumstances of the sale (e.g., whether you sell shares though a broker licensed in Japan). Please consult with your tax advisor regarding whether you will be eligible for a reduced tax rate.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        No, your employer will not withhold taxes or report any benefit arising from your stock options. You are solely responsible for reporting income realized upon exercise and sale on your personal income tax return.

Korea

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your regular personal income tax rate. National Pension Contribution and National Health insurance taxes will also be imposed.

        Please note that you will be deemed to have received Class B income and are entitled to exclude a portion of your gain if you pay tax, voluntarily, through a licensed taxpayer association on a monthly basis.

        When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares on the date of exercise. You will be taxed on the gain at a flat capital gains rate of 22% unless the capital gain in that year is less than the exempt amount, which is currently KRW 2,500,000. The first KRW 2,500,000 of capital gains recognized in any one year is exempt from tax.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer will neither withhold income taxes nor report any benefit arising from your stock options. However, Interactive Intelligence will withhold social taxes over the 12-month period immediately following your option exercise. You may be required to report the gain at exercise on your global income tax return for the year in which income is recognized.

        You are only required to file a global income tax return if you have more than one class of income (i.e., Class A Income and Class B income) or if you have Class B income that has not been reported through a Class B taxpayer's association.

        If your capital gains for the year exceed the capital gains threshold, the gain at sale must be reported on your annual capital gain tax return. You must file a preliminary return to report your capital gain in order to claim a 10% credit.

        If you elect to join a licensed taxpayer association, thereby exempting a portion of your income at exercise from tax, you may have additional reporting requirements. You will be required to report income on a monthly basis. Additionally, at year-end, you are required to make a year-end settlement for the tax amount withheld during the year. You are required to file a global income tax return if there is any additional income which has not been reported to the taxpayers' association.

Malaysia

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event. Under Malaysian tax law, any discount at grant is subject to tax, although the tax is not payable until the time of exercise. However, because the new options will be granted at fair market value, there will be no discount at grant and, therefore, no tax will be payable on the new stock options.

When will my new stock options become taxable?

        Because the new stock options will not be granted at a discount, you will not be taxed when you exercise your stock options. Likewise, you will not be taxed upon the sale of the underlying shares.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        As no tax liability will arise, there will be no need for your employer to perform withholding or reporting on your behalf.

The Netherlands

Will the voluntary tendering of my eligible outstanding stock options trigger a taxable event?

        On balance, no taxes are payable when you tender your eligible outstanding stock options. However, please note that certain income items (positive and negative) may be included in your salary specification for the month in which you tender your stock options. The cancellation may result in a taxable benefit where a certain value can be attributed to your options. In that case, however, an option premium of the same amount will be allowed as negative wages. As a result, no taxes are payable when you tender your stock options.

        In addition, if you did not file an election to defer taxation until the time of exercise on your outstanding options and you have paid taxes on your options at vesting, as a general matter, any taxes you previously paid in connection with these cancelled options cannot be reclaimed or refunded.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options should not trigger a taxable event.

When will my new stock options become taxable?

        You may either (i) pay tax at vesting, or (ii) elect to pay tax at the time you exercise your new stock options.

        If you do not elect to defer the taxable event until exercise, each time your new options vest, you will be subject to income tax, National Insurance and Employee Insurance contributions on the taxable value as calculated using a statutory valuation formula mandated under Dutch tax law. In addition, if you exercise your new stock options within three years of the grant date of the new options you may also be subject to tax at exercise (in addition to being taxed at vesting). Please note in this respect that the grant date for Dutch tax purposes is the cancellation date, not the date of the re-grant of your new options. You will be subject to tax and possibly national insurance contributions on the difference between the fair market value of the shares at exercise and the grant price, less the value previously taxed at vesting.

        If you elect to defer paying tax until exercise, when you exercise your new stock options, you will be subject to income tax and to National Insurance contributions on the difference between the fair market value of the underlying stock at the time of exercise and the grant price.

        If you wish to defer tax until exercise, you and your employer must jointly submit a written election form to the wage tax authorities prior to the first vesting date of your new stock options. This election must be agreed to and signed by both you and your employer. The appropriate election form can be obtained from your employer.

        You should note that if you make the election to pay tax at exercise, such election is irreversible and is applicable to all remaining unvested options under the same grant for which the election was made. However, the deferral is only applicable to income taxes and National Insurance contributions; if you have not exceeded your annual wage ceiling, Employee Insurance contributions will continue to be assessed on the taxable value at vesting.

        When you sell your shares, you will not be subject to tax, assuming your total share ownership in Interactive Intelligence is less than 5% of its outstanding share capital.

        Finally, a Savings and Investment tax is imposed on assets held as of December 31st each year. Shares of stock are always considered assets for purposes of calculating this tax. Options are only considered assets as of the third anniversary of the grant date if you did not elect to defer the taxation in respect of these options. Please note in this respect that the grant date for Dutch tax purposes is the cancellation date, not the date of the re-grant of your new options. If you did elect to defer the taxation of your stock options, your stock options will not be subject to the Savings and Investment tax. We recommend that you consult with your personal tax or financial advisor to determine your Savings and Investment tax liability.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Yes, your employer will withhold wage tax and National Insurance and Employee Insurance contributions at the applicable time or times and remit the appropriate amounts to the tax and social security authorities on your behalf, as well as report any benefits arising from your stock options. Your employer will also include your option benefits in your annual salary statement. You are responsible for reporting the total amount of your salary (including the option benefits) as recorded in your annual salary statement in your annual income tax return.

Singapore

Will my election to exchange eligible options trigger a taxable event?

        No, we do not believe that a taxable event will be triggered when you tender your eligible outstanding stock options. However, there is a risk that the voluntary tendering of your outstanding options could be considered a "release of rights" under Singapore tax law and thus deemed to be a taxable event. Please consult your tax or financial advisor for further information.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. You will be subject to income tax at your regular personal income tax rate.

        When you sell your shares, you will not be subject to tax unless you are considered a stock trader by the Singapore tax authorities.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer will not withhold the tax due at exercise, but will report the taxable amount on your Statement of Earnings. Your employer will also disclose the number of shares acquired, the fair market value of the shares and the purchase price you paid for the shares. You are responsible for reporting the amount of the taxable benefit on your annual Singapore tax return (along with a copy of your Statement of Earnings) and remitting any tax due.

Sweden

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options. However, there is the possibility that the exchange will be deemed to be a taxable event by the tax authorities. If a taxable event is deemed to occur, the taxable amount will likely be equal to the value of the new options granted. As there are no specific laws governing the tendering of stock options in Sweden, it is recommended that you consult with your personal tax or financial advisor. You should disclose the tender of your outstanding options in your annual income tax return for both the year of cancellation and the year of re-grant. To this end, your employer will provide you with a statement to include in your annual tax return.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. This amount is subject to income tax at your marginal rate. You will also be subject to National Pension Contributions on the taxable amount. Additionally, wealth tax may be due if your wealth exceeds specific levels as of December 31st.

        Upon sale of your underlying shares, you will be subject to capital gains tax on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. You will be subject to tax on this gain at a flat capital gains rate of 30%.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Yes, your employer will withhold the taxes due at exercise and report the gain at exercise on your annual income statement. You are required to report the amount of the gain at exercise on your annual Swedish tax return. Additionally, you are responsible for informing your employer of the details of your option exercise within one month of the exercise of your option.

United Kingdom

Will my election to exchange eligible options trigger a taxable event?

        No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

        No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

        You will be subject to income tax at your marginal income tax rate and employees' National Insurance Contributions ("NICs") (at the rates set out below) when you exercise your new options. The taxable amount will be the difference (or spread) between the fair market value of the shares at exercise and the exercise price.

        With effect from April 6, 2003, employees' NICs are payable at the rate of 11% on earnings up to the upper earnings limit set for employees' NICs purposes, and at 1% on earnings (including the spread) in excess of the upper earnings limit.

        If your cancelled options were granted prior to May 19, 2000, you may be exempt (either entirely or in part) from NICs liability on the exercise of your new options. You should consult your tax advisor regarding whether favorable NICs treatment will apply to your new options.

        When you subsequently sell shares acquired upon exercise of your new options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares at exercise (less any costs of acquisition or disposal).

        Please note that an annual exemption is available to set against total gains of £7,900 for the tax year 2003/2004, and you may also be able to benefit from taper relief to reduce your taxable gain. The rate of taper relief is dependent upon the number of years during which shares are held and whether you continue to be employed by Interactive Intelligence during this time.

Will Interactive Intelligence withhold taxes or report any benefit arising from the stock options on my behalf?

        Your employer is required to withhold and account for income tax and NICs through the Pay As You Earn system on the spread at exercise.

        Your employer will pay the income tax and NICs withheld to the UK Inland Revenue on your behalf. If your employer is unable to withhold some or all of the tax from your salary, you are required to reimburse your tax to your employer within 90 days of the date of option exercise. If you fail to pay your employer the income tax due on the spread within 90 days of the date of exercise of your new option, you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This benefit will give rise to a further income tax charge. This deemed benefit tax charge may be extended to include NICs that are not reimbursed to your employer within 90 days.

        In addition, your employer is required to report the details of the exchange of stock options and any new option exercise on its annual UK Inland Revenue share schemes return.

        You are also required to report the exercise of your new options on your UK tax return. Finally, you are responsible for reporting your capital gains upon the sale of shares through your annual tax return and paying any tax before the self-assessment due date.

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